Exhibit 99.1

Vaccinex Announces Appointment of Robert Scala as

Chief Commercial Officer

ROCHESTER, N.Y., August 27, 2020 (GLOBE NEWSWIRE) – Vaccinex, Inc. (Nasdaq: VCNX), a clinical-stage biotechnology company pioneering novel investigational antibody therapies in Huntington’s disease (HD) and cancer, announced the appointment of Robert Scala as Chief Commercial Officer. Robert will build and lead all commercial functions at Vaccinex and provide strategic and functional oversight of commercial operations for the Company starting with pepinemab, potentially the first disease modifying treatment for Huntington’s disease. He will report to Maurice Zauderer, Ph.D., President and CEO, and serve as a member of the Company’s Executive Team.

Maurice Zauderer commented: “The appointment of Robert Scala as Chief Commercial Officer marks a new phase in the growth of our company. On a solid foundation of innovation in research and achievements in clinical development, Robert will position our company to efficiently address the challenges of commercial expansion. Robert is an experienced commercial leader who demonstrated the ability to manage and integrate diverse resources in his previous appointments, and will direct existing and expanding capabilities at Vaccinex.”

Mr. Scala brings over 30 years of experience across neurology, oncology, immunology and endocrinology in multiple geographic regions. He joins Vaccinex after serving as Vice President of Business Planning and Operations at start-up biotechnology companies DBV Technologies and Radius Health.

In these roles, Mr. Scala successfully established operational infrastructure to enable enterprise-wide initiatives to ensure launch-readiness as well as to enable execution across Sales, Marketing, Medical and Managed Markets. Prior to his biotechnology experience, Mr. Scala served in various roles of increasing responsibilities at Merck/Schering-Plough, Pfizer/Pharmacia, and Eisai, including Commercial Development, Marketing, Operations, and Finance.

“Currently there are no approved treatments to alter the course of Huntington’s disease, and there is a great unmet need for disease-modifying options”, said Robert Scala. “I look forward to building upon the great science and clinical evidence the Company has developed and to work in establishing the commercial capabilities necessary to potentially bring investigational therapies to patients in need.”

About Vaccinex, Inc.

Vaccinex, Inc. is pioneering a differentiated approach to treating neurodegenerative disease through the inhibition of semaphorin 4D (SEMA4D), a key driver of neuroinflammation. The company’s lead drug candidate, pepinemab, blocks SEMA4D and has potential as a disease-modifying treatment for Huntington’s, Alzheimer’s and other neurodegenerative diseases. Beyond neurology, Vaccinex believes that, in combination with checkpoint inhibitors, pepinemab has potential to increase objective responses in oncology. The company additionally intends to leverage its proprietary drug discovery platform, ActivMAb®, to create opportunities for future pipeline expansion and strategic collaborations.

Forward Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Vaccinex, Inc. (“Vaccinex,” “we,” “us,” or “our”), they are forward-looking statements reflecting management’s current beliefs and expectations. Words such as “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “potential,” “advance,” and similar expressions or their negatives (as well as other words and expressions referencing future events, conditions, or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements in this press release include, among others, statements about the expected timing and results of our ongoing and future clinical trials and our expectations regarding the potential benefits, activity and effectiveness of our product candidates. Forward-looking statements may involve substantial risks and uncertainties that could cause our research and pre-clinical development programs, clinical development programs, future results, performance, or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, uncertainties inherent in the execution, cost and completion of preclinical and clinical trials, uncertainties related to regulatory approval, our history of operating losses and need to raise additional capital to continue as a going concern, risks related to our indebtedness, risks related to our dependence on our lead product candidate, pepinemab, the impact of the COVID-19 pandemic, and other matters that could affect our development plans or the commercial potential of our product candidates. Except as required by law, we assume no obligation to update these forward-looking statements. For a further discussion of these and other factors that could cause future results to differ materially from any forward-looking statement, see the section titled “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission (“SEC”) and the other risks and uncertainties described in our Form 10-K filed with the SEC on March 13, 2019 and subsequent periodic reports.

Investor Contact

Jeremy Feffer

LifeSci Advisors, LLC

212-915-2568

jeremy@lifesciadvisors.com

Media Contact

Cait Williamson, Ph.D.

LifeSci Communications, LLC

646-751-4366

cait@lifescicomms.com